Exhibit 4.4

THIRD AMENDED AND RESTATED

STOCK RESTRICTION, FIRST REFUSAL AND CO-SALE AGREEMENT

This THIRD AMENDED AND RESTATED STOCK RESTRICTION, FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made and entered into as of October 19, 2006, by and among Synacor, Inc., a Delaware corporation (the “Company”), the holders of Series C Preferred Stock of the Company (the “Series C Preferred Stock”) listed on the Schedule of Series C Investors attached as Schedule A hereto (the “Series C Investors”), the holders of Series B Preferred Stock of the Company (the “Series B Preferred Stock”) listed on the Schedule of Series B Investors attached as Schedule B hereto (the “Series B Investors”), the holders of Series A-1 Preferred Stock of the Company (the “Series A-1 Preferred Stock”) listed on the Schedule of Series A-1 Investors attached as Schedule C hereto (the “Series A-1 Investors”), the holders of Series A Preferred Stock of the Company (the “Series A Preferred Stock” and, together with the Series C Preferred Stock, the Series B Preferred Stock and the Series A-1 Preferred Stock, the “Preferred Stock”) listed on the Schedule of Series A Investors attached as Schedule D hereto (the “Series A Investors” and, together with the Series C Investors, the Series B Investors and the Series A-1 Investors, the “Investors”) and the holders of Common Stock of the Company (the “Common Stock”) or warrants to purchase Common Stock of the Company (collectively, the “Common Holders”) listed on the Schedule of Common Holders attached as Schedule E hereto. The Company, the Common Holders and the Investors are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.”

WITNESSETH:

WHEREAS, the Company and the Series C Investors have entered into that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by the Series C Investors of shares of Series C Preferred Stock;

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Company, certain of the Investors and the Common Holders are parties to that certain Second Amended and Restated Stock Restriction, First Refusal and Co-Sale Agreement dated as of October 1, 2004 (the “Prior Agreement”);

WHEREAS, Section 10 of the Prior Agreement provides that the Prior Agreement may be amended only with the written consent of the Company and Investors (as defined therein) holding at least two thirds of the Common Stock (as defined therein) issued or issuable upon conversion of the Preferred Stock (as defined therein), such majority to include the consent of Intel Capital Corporation; and

WHEREAS, the parties to the Prior Agreement necessary to amend such Prior Agreement have resolved to do so, and such parties hereby agree that this Agreement shall amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.

(a) Affiliate. For purposes of this Agreement, the terms “Affiliate” and “Affiliated” shall have the meanings set forth in the Purchase Agreement.

(b) Delivery. For purposes of this Agreement, the term “Delivery” shall have the meaning set forth in Section 6 below.

(c) Equity Securities. For purposes of this Agreement, the term “Equity Securities” shall mean (i) any shares of Common Stock, or options or warrants exercisable for Common Stock, now or hereafter owned or held by a Common Holder or an Investor (or a transferee in accordance with Section 2.4 herein), (ii) any shares of Preferred Stock now or hereafter owned or held by a Common Holder or an Investor (or a transferee in accordance with Section 2.4 herein) or (iii) shares of any series of preferred stock created after the date hereof and securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for shares of Common Stock or Preferred Stock.

(d) Holders. For purposes of this Agreement, the term “Holders” shall mean the Investors or persons who have acquired shares from any of such persons or their transferees or assignees in accordance with the provisions of this Agreement.

(e) Transfer. For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

(f) Release Date. For the purposes of this Agreement, the term “Release Date” shall mean November 18, 2007.

2. Agreements Among the Company, the Investors and the Common Holders.

2.1 Rights of First Refusal.

(a) Transfer Notice. If at any time a Common Holder or Investor proposes to Transfer Equity Securities (a “Selling Stockholder”), then the Selling Stockholder shall promptly give the Company written notice of the Selling Stockholder’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of the

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Equity Securities to be transferred (the “Offered Shares”), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the consideration to be paid and (iv) the material terms and conditions upon which the proposed Transfer is to be made. The Company shall promptly forward the Transfer Notice to each Holder. The Transfer Notice shall certify that the Selling Stockholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the Transfer is being made pursuant to the provisions of Section 2.4, the Transfer Notice shall state under which specific subsection the Transfer is being made.

(b) Company’s Right of First Refusal. The Company shall have an option for a period of ten (10) days from Delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Stockholder in writing before expiration of such ten (10) day period as to the number of such shares that it wishes to purchase. If the Company gives the Selling Stockholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after Delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.1(e). If the Company fails to purchase any or all of the Offered Shares by exercising the option granted in this Section 2.1(b) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Holders pursuant to subsection 2.1(d).

(c) Additional Transfer Notice. Subject to the Company’s option set forth in Section 2.1(b), if at any time the Selling Stockholder proposes a Transfer, then, within five (5) days after the Company has declined to purchase all, or a portion, of the Offered Shares or the Company’s option to so purchase the Offered Shares has expired, the Selling Stockholder shall give each Holder an “Additional Transfer Notice” that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Holders’ rights of first refusal and co-sale rights with respect to the proposed Transfer.

(d) Holder’s Right of First Refusal.

(i) Each Holder shall have an option for a period of fifteen (15) days from Delivery of the Additional Transfer Notice from the Selling Stockholder set forth in Section 2.1(c) to elect to purchase its pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Holder may exercise such purchase option and thereby purchase all or any portion of his, her or its respective pro rata shares (with any re-allotments as provided below) of the Remaining Shares (a “Participating Holder”) by notifying the Selling Stockholder in writing, before the expiration of the fifteen (15) day period, as to the number of such shares which he, she

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or it wishes to purchase (including any re-allotment). Each Holder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of shares of Preferred Stock owned by such Holder on the date of the Transfer Notice shall be the numerator and the total number of shares of Preferred Stock held by all Holders on the date of the Transfer Notice shall be the denominator. Each Holder shall have a right of re-allotment such that, if any other Holder fails to exercise the right to purchase its full pro rata share of the Remaining Shares, the Fully Participating Holders (as defined below) may exercise an additional right to purchase, on a pro rata basis, the Remaining Shares not previously purchased.

(ii) In the event any Holder elects not to purchase its pro rata share of the Remaining Shares available pursuant to its option under subsection 2.1(d)(i) within the time period set forth therein, then the Selling Stockholder shall promptly give written notice (the “Overallotment Notice”) to each Participating Holder that has elected to purchase all of its pro rata share of the Remaining Shares (each a “Fully Participating Holder”), which notice shall set forth the number of Remaining Shares not purchased by the other Holders, and shall offer the Fully Participating Holders the right to acquire such unsubscribed shares. Each Fully Participating Holder shall have five (5) days after Delivery of the Overallotment Notice to deliver a written notice to the Selling Stockholder (the “Participating Holders Overallotment Notice”) of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Additional Transfer Notice and indicating the maximum number of the unsubscribed shares that it will purchase in the event that any other Fully Participating Holder elects not to purchase its pro rata share of the unsubscribed shares. For purposes of this subsection 2.1(d)(ii), the numerator shall be the same as that used in subsection 2.1(d)(i) above and the denominator shall be the total number of shares of Preferred Stock owned by all Fully Participating Holders on the date of the Transfer Notice. Each Participating Holder shall be entitled to apportion the Remaining Shares to be purchased among its partners and Affiliates (including, in the case of a venture capital fund, other venture capital funds Affiliated with such fund), provided that such Participating Holder notifies the Selling Stockholder of each such allocation.

(e) Payment.

(i) The Participating Holders shall effect the purchase of the Offered Shares with payment by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after Delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to this subsection 2.1(e).

(ii) Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (and the Participating Holders) shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property. If the Selling Stockholder and the Company (or the Participating Holders) cannot agree on such fair market value within ten (10) days after Delivery to the Company of the Transfer Notice (or the Delivery of the Additional Transfer Notice to the Holders), the valuation shall be made by an

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appraiser of recognized standing selected by the Selling Stockholder and the Company (or the Participating Holders) or, if they cannot agree on an appraiser within twenty (20) days after Delivery to the Company of the Transfer Notice (or the Delivery of the Additional Transfer Notice to the Holders), each shall select an appraiser of recognized standing and those appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Stockholder and the Company (and the Participating Holders), with half of the cost borne by the Company and the Participating Holders pro rata by each, based on the number of shares such parties have expressed an interest in purchasing pursuant to this Section 2. If the time for the closing of the Company’s purchase or the Participating Holders’ purchase has expired but the determination of the value of the purchase price offered by the prospective transferee(s) has not been finalized, then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

2.2 Right of Co-Sale.

(a) To the extent the Company and the Holders do not exercise their respective rights of first refusal as to all of the Offered Shares or the Remaining Shares pursuant to Section 2.1, then each Holder (a “Selling Holder” for purposes of this Section 2.2) that notifies the Selling Stockholder in writing within twenty (20) days after Delivery of the Transfer Notice referred to in subsection 2.1(c), shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice. Such Selling Holder’s notice to the Selling Stockholder shall indicate the number of shares of capital stock of the Company that the Selling Holder wishes to sell under his, her or its right to participate. To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Equity Securities that the Selling Stockholder may sell in the Transfer shall be correspondingly reduced.

(b) Each Selling Holder may sell all or any part of that number of shares of capital stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice that have not been subscribed for pursuant to Section 2.1 by (ii) a fraction, the numerator of which is the number of shares of Preferred Stock owned by the Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Equity Securities owned by the Selling Stockholder and all of the Selling Holders on the date of the Transfer Notice.

(c) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Selling Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the type and number of shares of capital stock of the Company that such Selling Holder elects to sell; or

(ii) that number of shares of capital stock of the Company that are at such time convertible into the number of shares of Common Stock that such Selling Holder elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of shares of capital stock of the Company in lieu of Common Stock, such Selling Holder

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shall convert such shares of capital stock of the Company into Common Stock and deliver Common Stock as provided in this Section 2.2. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d) The stock certificate or certificates that the Selling Holder delivers to the Selling Stockholder pursuant to subsection 2.2(c) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Stockholder shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its rights of co-sale hereunder, the Selling Stockholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Stockholder shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

2.3 Non-Exercise of Rights. To the extent that the Company and the Holders have not exercised their rights to purchase the Offered Shares or the Remaining Shares within the time periods specified in Section 2.1 and the Holders have not exercised their rights to participate in the sale of the Remaining Shares within the time periods specified in Section 2.2, the Selling Stockholder shall have a period of thirty (30) days from the expiration of such rights in which to sell the Offered Shares or the Remaining Shares, as the case may be, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares and the Remaining Shares free and clear of subsequent rights of first refusal and co-sale rights under this Agreement. In the event the Selling Stockholder does not consummate the sale or disposition of the Offered Shares and Remaining Shares within the thirty (30) day period from the expiration of these rights, the Company’s first refusal rights and the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Selling Stockholder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company and the Holders under this Section 2 to purchase Equity Securities from the Selling Stockholder or participate in sales of Equity Securities by the Selling Stockholder shall not adversely affect their rights to make subsequent purchases from the Selling Stockholder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Stockholder.

2.4 Limitations of Rights of First Refusal and Co-Sale. Notwithstanding the provisions of Section 2.1 and 2.2 of this Agreement, the first refusal rights of the Company and the first refusal rights and co-sale rights of the Holders shall not apply to (a) the Transfer of Equity Securities to any spouse or member of the Common Holder’s or Investor’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Common Holder’s or Investor’s spouse or members of the Common Holder’s or Investor’s immediate family, or to a trust for the Common Holder’s or Investor’s own self, or a charitable remainder trust, (b) any Transfer between an entity and its

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partners and Affiliates (including, in the case of a venture capital fund, other venture capital funds Affiliated with such fund), (c) any sale of Equity Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended or (d) the Transfer of any Equity Securities owned or otherwise held by Intel Capital Corporation (“Intel Capital”) or its Affiliates; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a), (b), (c) or (d), (i) the Common Holder or Investor shall inform the Investors of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Common Holder or Investor under this Agreement with respect to the transferred Equity Securities. Such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Common Holder or Investor” for purposes of this Agreement.

2.5 Prohibited Transfers.

(a) Except as otherwise provided in this Agreement, each Common Holder and Investor will not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way, all of any part of or any interest in the Equity Securities. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(b) In the event the Common Holder or Investor should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 2.2 (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below under subsection (c), and the Common Holder and Investor shall be bound by the applicable provisions of such option.

(c) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Common Holder and Investor the type and number of shares of Equity Securities equal to the number of shares each Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Common Holder and Investor shall be equal to the price per share paid by the third-party transferee(s) to the Common Holder and Investor in the Prohibited Transfer. The Common Holder and Investor shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder’s rights under Section 2.2.

(ii) Within ninety (90) days after the later of the date on which the Holder (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Holder shall, if exercising the option created hereby, deliver to the

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Common Holder and Investor the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Common Holder and Investor shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder pursuant to this Section 2.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subsection 2.5(c)(i), in cash or by other means acceptable to the Holder.

(d) Except as provided in Sections 2.4 and 2.6 hereof, no Common Holder or Investor shall transfer shares of Common Stock, or options or warrants exerciseable for shares of Common Stock, until the Release Date. Following the Release Date all Transfers of shares of Common Stock, or options or warrants exercisable for shares of Common Stock, shall be subject to the first refusal rights of the Company and the first refusal and co-sale rights of the Holders set forth in Sections 2.1 and 2.2 hereof.

2.6 Mandatory Offer to Sell.

(a) In the event that any Common Holder (i) dies or otherwise ceases to exist, (ii) is declared incompetent by a court of competent jurisdiction, (iii) files a petition (or a petition is filed against such Common Holder) for relief under applicable bankruptcy or insolvency law, and such petition is not dismissed within sixty (60) days of filing, (iv) is dissolved or liquidated, (v) effects a transfer for the benefit of creditors of such Common Holder generally, or (vi) is obligated to transfer any shares of Common Stock of the Company in connection with a divorce or dissolution, or is party to any property settlement or separation agreement wherein shares of Common Stock of the Company are awarded the former or separated spouse or domestic partner of such Common Holder who is not already a stockholder of the Company (each of subsections 2.6(a)(i) through (vi) shall be referred to herein as a “Triggering Event”), then all shares of Common Stock held by such Common Holder, or a transferee in accordance with Section 2.4 herein, shall be deemed to be offered for sale to the Company at a price per share determined pursuant to subsection 2.6(b) below; provided, however, that this Section 2.6 shall not apply to (A) in the event such Common Holder dies, those shares of Common Stock held by such Common Holder that would otherwise be transferred pursuant to Section 2.4 hereof, (B) in the event that a Common Holder is declared incompetent, those shares of Common Stock held by such Common Holder that can be voted by a transferee in accordance with Section 2.4 hereof, and (C) in connection with a divorce or separation, those shares of Common Stock not transferred in connection therewith.

(b) With respect to any shares of Common Stock to be transferred pursuant to Section 2.6(a) above the purchase price per share shall determined by an appraiser of recognized standing selected by the Board. The Company shall notify such Common Holder, or the permitted transferee thereof, of the purchase price so determined within thirty (30) days after receipt by the Company of written notice of any Triggering Event.

(c) The right of the Company to purchase any shares of Common Stock pursuant to this Section 2.6 may be assigned by the Board, in whole or in part, to the Investors, on a pro rata basis, or to other stockholders of the Company if no Investor elects to accept such assignment.

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3. Assignments and Transfers; No Third-Party Beneficiaries. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Holders hereunder are only assignable (i) to any other Holder or (ii) to a partner or Affiliate of such Holder; provided that except as otherwise provided in Section 2, each Common Holder and Investor will not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way, all of any part of or any interest in the Equity Securities.

4. Legend. Each existing or replacement certificate for the Company’s shares now owned or hereafter acquired shall bear the following legend upon its face:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION, FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

5. Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which the Common Holder and Investor is entitled by reason of such Common Holder’s and Investor’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.

6. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).

7. Further Instruments and Actions. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each Common Holder and Investor agrees to cooperate affirmatively with the Company, and to the extent reasonably requested by the Company, the Holders, to enforce rights and obligations pursuant hereto.

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8. Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the aggregate proceeds of which is not less than $25,000,000 or (b) the consummation of a Liquidation Event, as that term is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended from time to time).

9. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof. This Agreement shall be interpreted under the laws of the State of New York without reference to New York conflicts of law provisions. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

10. Amendments and Waivers. This Agreement may be terminated, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, and (ii) Investors holding at least two thirds of the Common Stock issuable or issued upon conversion of the Preferred Stock; provided, however, that such majority shall include the consent of Intel Capital until such time that Intel Capital transfers its Shares to a transferee that is not a partner or Affiliate of Intel Capital; provided further, however, that in the event such termination, amendment or waiver adversely affects the rights and/or obligations of the Common Holders in a different manner than the Holders, such termination, amendment or waiver shall also require the written consent of the holders of at least a majority of the Common Stock then held by the Common Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Party and their respective successors and assigns.

11. Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12. Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

13. Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of any transferee and assignee of an individual or a partnership who is a spouse, ancestor, lineal descendant or siblings of such individual or partners or retired partners of such partnership or Affiliates of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or

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partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement. In addition, all holdings of Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

14. Binding Effect. In addition to any restriction or transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns.

15. Additional Investors. Notwithstanding Section 10 hereof, no consent shall be necessary to (i) add additional Investors as signatories to this Agreement, provided that such Investors have purchased shares of Series C Preferred Stock pursuant to the Purchase Agreement or received Equity Securities pursuant to Section 2.4 hereof or (ii) add additional Common Holders as signatories to this Agreement. The Company shall not issue Common Stock to any Person if, immediately after the issuance of such Common Stock (or if such Common Stock is issued upon conversion or exercise of another security convertible into, or exercisable for, such Common Stock, immediately after the issuance of such other security), such Person would hold more than one percent (1%) of the Company’s Common Stock (assuming the conversion of all outstanding Preferred Stock and the exercise of all outstanding warrants and options), unless (a) such Person becomes a signatory to this Agreement, (b) such Common Stock is otherwise subject to a right of first refusal in favor of the Company (including a right of first refusal under stock option or stock purchase plans or agreements used in connection therewith) or (c) Investors holding at least a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock otherwise consent in writing. The schedules to this Agreement shall be updated to reflect such additional Investors and Common Holders.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Stock Restriction, First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

SYNACOR, INC.

By
Ron Frankel
President

Address:	40 La Riviere Drive, Suite 300
Buffalo, NY 14202

INVESTORS:

INTEL CAPITAL CORPORATION
By
Name:
Title:

Address:	c/o Intel Corporation
Attn: Intel Capital Portfolio Manager 2200 Mission College Blvd., M/S RN6-46 Santa Clara, CA 95052 Facsimile: (408) 765-6038 With a copy by e-mail to: portfolio.manager@intel.com

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED STOCK RESTRICTION, FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG SYNACOR, INC. AND THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO.

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS:

NORTH ATLANTIC VENTURE FUND III, a Limited Partnership

	By:	North Atlantic Investors III, LLC,
its General Partner

By:
Name:
Title:

Address:

NORTH ATLANTIC SBIC IV, L.P.

	By:	North Atlantic Investors SBIC IV, LLC, its General Partner

By:
Name:
Title:

Address:

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS:

MITSUI INCUBASE CORPORATION

By:
Name:
Title:

Address:

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS:

ADVANTAGE CAPITAL NEW YORK
PARTNERS I, L.P.
	By:	Advantage Capital New York GP-I, LLC, Its General Partner

By
M. Scott Murphy
Vice President

Address:	5 Warren Street, Suite 204
Glens Falls, NY 12801

ADVANTAGE CAPITAL NEW YORK
PARTNERS II, L.P.

	By:	Advantage Capital New York GP-II,
LLC, Its General Partner

By
M. Scott Murphy
Vice President

Address:	5 Warren Street, Suite 204
Glens Falls, NY 12801

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS:

ACCESS TECHNOLOGY CAPITAL, LLC

By
	Name:	Peter Thoren
	Title:	Vice President

Address:	730 Fifth Avenue, 20th Floor
New York, NY 10019

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS AND COMMON STOCK WARRANT HOLDERS:

RAND CAPITAL SBIC, L.P.

	By:	Rand Capital Management, LLC,
its General Partner

By
Name:
Title:

Address:	2200 Rand Building
Buffalo, NY 14203

BUFFALO AND ERIE COUNTY
INDUSTRIAL LAND DEVELOPMENT
CORPORATION

By
Name:
Title:

Address:	275 Oak Street
Buffalo, NY 14203

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS AND COMMON HOLDERS:

CRYSTAL INTERNET VENTURE FUND II (BVI), L.P.

CRYSTAL INTERNET VENTURE FUND II (BVI), CRYSTAL VISION, L.P.

	By:	Crystal Venture II, Ltd.
	Their:	General Partner

By
Name:
Title:

Address:	1120 Chester Avenue, Suite 418
Cleveland, OH 44114

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS AND COMMON HOLDERS:

Jeremy M. Jacobs, Jr.

Address:	c/o Delaware North Co.
40 Fountain Plaza
Buffalo, NY 14202
Attn: Mike Gallagher

JoRon Management LLC

Address:	50 Fountain Plaza
Suite 1320
Buffalo, NY 14202

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS AND COMMON HOLDERS:

PACVEN WALDEN VENTURES IV
ASSOCIATES FUND, L.P.

By
	Name:	Lip-Bu Tan
	Title:	Director

of Pacven Walden Management Co., Ltd.
as General Partner of Pacven Walden Management II, L.P.
as General Partner of Pacven Walden Ventures IV Associates Fund, L.P.

PACVEN WALDEN VENTURES IV, L.P.

By
	Name:	Lip-Bu Tan
	Title:	Director

of Pacven Walden Management Co., Ltd.
as General Partner of Pacven Walden Management II, L.P.
as General Partner of Pacven Walden Ventures IV, L.P.

WIIG-TDF PARTNERS LLC

By
	Name:	Lip-Bu Tan
	Title:	Director

of WIIG Management Co., Ltd.
for and on behalf of the Fund Managers

WALDEN EDB PARTNERS II, L.P.

By
	Name:	Lip-Bu Tan
	Title:	Director

Address:	One California Street, Suite 2800
San Francisco, CA 94111

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

COMMON HOLDERS:

Print name:

Print name:

Print name:

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED STOCK RESTRICTION,

FIRST REFUSAL AND CO-SALE AGREEMENT

Schedule A

Schedule of Series C Investors

Access Technology Capital, LLC

Advantage Capital New York Partners I, L.P.

Advantage Capital New York Partners II, L.P.

Crystal Internet Venture Fund II (BVI), L.P.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Intel Capital Corporation

JoRon Management LLC

Jeremy M. Jacobs, Jr.

Mitsui Incubase Corporation

North Atlantic SBIC IV, L.P.

North Atlantic Venture Fund III, a Limited Partnership

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Rand Capital SBIC, L.P.

WIIG-TDF Partners LLC

Walden EDB Partners II, L.P.

Schedule B

Schedule of Series B Investors

Access Technology Capital, LLC

Advantage Capital New York Partners I, L.P.

Crystal Internet Venture Fund II (BVI), L.P.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Intel Capital Corporation

Jeremy M. Jacobs, Jr.

JoRon Management LLC

Rand Capital SBIC, L.P.

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Schedule C

Schedule of Series A-1 Investors

Advantage Capital New York Partners I, L.P.

Schedule D

Schedule of Series A Investors

Crystal Internet Venture Fund II (BVI), Ltd.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

JoRon Management LLC

Jeremy M. Jacobs, Jr.

Joseph J. Castiglia

Robert G. Weber

Fors Family Limited Partnership

Paul J. Harder

Stephen A. Nappo

Steven R. Kieffer

David M. Carroll

John Lally

Kevin Cornacchio

Charles Kelkenberg

David T. Hore

Robert Santa Maria

Herbert J. Heimerl, Jr.

Guy Berberich

Thomas F. Hanlon III

Paul Wiepert

Scott M. McCarthy

Samuel LaNasa

Chek Ventures LLC

Chek Ventures II LLC

Chek Ventures III LLC

Intel Capital Corporation

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

WIIG-TDF Partners LLC

Walden EDB Partners II, L.P.

Access Technology Capital, LLC

Mike Nappo

Don Wehrung

Sean Hus Var

Richard Lally

Kenneth Lally

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation

Schedule E

Common Holders

@Visory LLC

Charles A. Anken & Sandra S. Olivieri

Gabriel Adiv

Darren Ascone

Frederick G. Attea

Dennis Ball

Ed Bujanowski

Malcolm Burnett

Ronald B. Cadby

Angelo J. Cammilleri

Rebecca Cammilleri

Michael Campanella

Barak Carmon

Blake Carver

George G. Chamoun

Chek Ventures LLC

Chek Ventures II LLC

Henry Cole

Kari Cole

Mike Collins

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Crystal Internet Venture Fund II (BVI), Ltd.

Larry Decker

Deeridge Investment Partnership

Anthony Diina

Tracy Fernandez

First Albany Corporation

Douglas Fish

Garage.com Investments I, L.P.

Garage Securities, Inc.

Michael Garofalo

Keith Gizzi

Drew Graham

Leota Knapp Hair

George Harris

Jesper Henriksen

Sean Hus Var

ICE Family Partnership

Janet Ingalsbe

Innovasia Venture Partners I Limited (BVI)

Jeremy M. Jacobs, Sr.

Jeremy M. Jacobs, Jr.

Craig W. Johnson

JoRon Management LLC

Rick Keisic

Rachel K. King

Kyle Kokanovich

Kandice Kraus

Ted Leiser

Brian Lipke

Brad Loftin

Mary K. Mahley

Randolph Marks

Kenneth McCreadie

John F. McMahon

Mary G. McMahon

Daniel J. Neaverth, Jr.

David Michael Neaverth

Darren Anthony Neaverth

Dean James Neaverth

Rory B. O’Connor

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Sunita S. Pandit

Virginia R. Piotrowski

Ron Poole

Michael Prince

Brad Pritchard

ProSeed Capital Holdings CVA

Santi Rao

Redwood Management III LP

Redwood Ventures III LP

Danielle Restaino

Aimee Richardson

Howard Schomer

Cindy Schwartz

Phil Seibel

Francine Seifert

Gur Shomron

The Sidne J. Long Trust u/a/d 4-26-84

SMB Investment Partnership

Mike Snusz

Sarah Sorensen

Joseph Spychalski

Tom Stanton

David Stempkowski

The Sternheim Trust

Dave Tucker

Patti Strauss

VLG Investments 1998

Walden EDB Partners II LP

Linda Wancyzk

Robert Weiner

Alison Wentker

WIIG-TDF Partners LLC

Raymond Young

Gregory Zaepfel

Common Stock Warrant Holders

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation